Foley & Lardner
                                   Verex Plaza
                             150 East Gilman Street
                             Madison, WI  53703-1441

                                September 5, 1997



   Swing-N-Slide Corp.
   1212 Barberry Drive
   Janesville, WI 53545

             Re:  Registration Statement on Form S-2:  Registration of Common
                  Stock

   Ladies and Gentlemen:

             We have acted as counsel to Swing-N-Slide Corp., a Delaware corporation (the "Company"), in connection with the offering of up to 622,665 shares of the Company's common stock, $.01 par value per share (the "Shares"), in accordance with the terms and subject to the conditions set forth in the prospectus (the "Prospectus") forming a part of the registration statement on Form S-2 filed by the Company with the Securities and Exchange Commission on September 5, 1997 (the "Registration Statement"). You have requested our opinion as counsel to the Company with respect to certain matters in connection with the registration of the Shares.

             In connection with the rendering of this opinion, we have examined originals, or copies certified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, as amended, the form of subscription agreement (the "Subscription Agreement") to be executed by each stockholder who elects to purchase a portion of the Shares, the Registration Statement and Prospectus, certificates of officers of the Company, certificates of public officials, and such other proceedings, documents, and records as we deemed necessary to enable us to render this opinion.

             Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

             1. The Shares are validly authorized and, assuming: (a) the Shares will be validly authorized on the dates of execution of each Subscription Agreement; (b) on the dates of execution of each Subscription Agreement, each Subscription Agreement will have been duly executed and delivered by the subscriber and will constitute the legal, valid, and binding obligation of the subscriber; (c) no change occurs in the applicable law or the pertinent facts during the period from the date hereof until the dates of execution of each Subscription Agreement; (d) the pertinent provisions of such "blue-sky" and securities laws as may be applicable have been complied with; and (e) the Shares are issued in the manner specified in the Registration Statement and in accordance with the terms of the applicable Subscription Agreement, including receipt by the Company of the purchase price with respect to the Shares, the Shares will be validly issued, fully paid, and nonassessable.

             Our opinion is further subject to the following assumptions and qualifications:

             A. We express no opinion herein other than as to the General Corporation Law of the State of Delaware and the federal laws of the United States.

             B. This opinion is given as of the date hereof and is intended to apply only to those facts and circumstances which exist on the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, any changes in laws which may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date of this opinion which would alter the opinions rendered herein.

             C. The enforceability of any instrument, document or agreement is subject to: (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or similar laws affecting creditors' rights generally; (ii) general equitable principles; and (iii) the availability of specific performance, injunctive relief or any other equitable remedy subject to the discretion of a court.

             D. In rendering the opinions expressed in paragraph 1 above, we have assumed without investigation that, with respect to each offer, issuance, sale, and delivery by the Company of Shares and each purchase of such Shares by the purchaser thereof, (i) except for the General Corporation Law of the State of Delaware, at the time thereof and at all times subsequent thereto, such offer, issuance, sale, delivery and purchase, the execution, delivery, and performance of each Subscription Agreement, and the consummation of the transactions contemplated thereby, will not violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree, in each case whether then or subsequently in effect; (ii) no event has taken place subsequent to any such offer, issuance, sale, delivery, purchase, execution, performance, or transaction nor will take place which would cause any such offer, issuance, sale, delivery, purchase, execution, performance, or transaction not to comply with any such law, rule, regulation, order, judgment, decree, or duty, or which would permit the Company or any such other party at any time thereafter to cancel, rescind, or otherwise avoid any such offer, issuance, sale, delivery, purchase, execution, performance, or transaction; (iii) there was no misrepresentation, omission, or deceit by the Company, any such other party, or any other person or entity in connection with any such offer, issuance, sale, delivery, purchase, execution, performance, or transaction; (iv) each such offer, issuance, sale, delivery, purchase, execution, performance, and transaction is governed by the laws of the State of Delaware, without giving effect to conflict of laws; (v) each other party to each Subscription Agreement or to such offer, issuance, sale, delivery, purchase, execution, performance, or transaction (a) had the power, authority, and capacity to consummate such purchase, to execute, deliver, and perform such Subscription Agreement, and to consummate each such transaction; and (b) duly authorized such purchase and duly authorized, executed and delivered such Subscription Agreement; (vi) at the time thereof and at all times subsequent thereto, each such offer, issuance, sale, and delivery the Company, each such purchase by the other party thereto, and the execution, delivery, and performance of each Subscription Agreement, by the Company and the other party thereto, will not violate, result in a breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any such other party is or becomes a party or to which any of them or any of their respective properties, assets, or security holders are or will be subject; and (vii) at the time thereof and at all times subsequent thereto, the persons authorizing each such offer, issuance, sale, delivery, purchase, execution, performance or transaction for the Company or for any such other party will not violate any fiduciary or other duty owed by them.

             We hereby consent to the use of this opinion, or copies thereof, as an exhibit to the Registration Statement, and to the statement made regarding our firm under the caption "Legal Matters" in the Prospectus.
   In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

             This opinion has been rendered in connection with the Registration Statement of the Company solely for the benefit of the Company, and except as otherwise expressly provided herein, may not be used or relied upon by any other person or entity or for any other purpose. Except as otherwise expressly provided herein, any further distribution or reproduction of the contents hereof, without our prior written consent, is strictly prohibited.

                                 Very truly yours,

                                 /s/ Joseph P. Hildebrandt

                                 FOLEY & LARDNER